Exhibit 10.16

[XXX] INDICATES CERTAIN IDENTIFIED INFORMATION THAT HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL

RESTRICTED STOCK UNIT AGREEMENT UNDER THE

BOXABL INC. 2021 STOCK INCENTIVE PLAN

Name of Grantee:	Martin Costas	(the “Grantee”)
No. of Shares Subject to Award:	5,237,655	(the “RSUs”)
Grant Date:	October 18, 2024	(the “Grant Date”)
Date of Vesting[1]:	October 2, 2026	(the “Vesting Date”)

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is entered into by and between Boxabl Inc., a Nevada corporation (the “Company”), and the Grantee named above, as of the Grant Date noted above, pursuant to the Boxabl Inc. 2021 Stock Incentive Plan (the “Plan”).

WHEREAS, the Company previously issued a Restrictive Stock Unit Agreement to the Grantee with a Grant Date of October 2, 2023 (the “Prior Grant” and the referenced Restrictive Stock Unit Agreement, the “Prior Grant Agreement”);

WHEREAS, the Prior Grant was for 7,142,857 Restricted Stock Units; however, there was not sufficient shares of Stock available under the Plan at the time the Prior Grant was approved by the Board to cover 5,237,655 of the RSUs granted under the Prior Grant (the “Void RSUs”), and, consequently, the Void RSUs under the Prior Grant and the Prior Grant Agreement with respect to the Void RSUs were null and void from their inception; and

WHEREAS, the Company recognizes that the Grantee’s services are uniquely valuable to the Company and wishes to grant Restricted Stock Units to the Grantee in accordance with the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee agree as follows:

AGREEMENT

1. DEFINITIONS. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

2. ACKNOWLEDGEMENT AND AGREEMENT REGARDING THE VOID RSUs. The RSUs granted under this Agreement are conditioned on the Grantee executing the First Amendment of the Restricted Stock Unit Agreement under the Boxabl Inc. 2021 Stock Incentive Plan attached hereto as Exhibit A (the “Prior Grant Agreement Amendment”), reflecting the amendment of the Prior Grant Agreement to reduce the number of Restricted Stock Units granted under the Prior Grant Agreement by the number of Void RSUs. By accepting the Restricted Stock Units granted under this Agreement, the Grantee acknowledges and agrees that the Void RSUs under the Prior Grant and the Prior Grant Agreement with respect to the Void RSUs were null and void from their inception and that the Grantee has no rights and the Company has no obligations to the Grantee with respect to the Void RSUs under the Prior Grant and under the Prior Grant Agreement with respect to the Void RSUs.

1 Vesting subject to additional terms and conditions set forth herein.

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3. GRANT OF RESTRICTED STOCK UNITS. Subject to the terms of this Agreement and Article 8 of the Plan, the Company grants to the Grantee the number of Restricted Stock Units set forth above.

4. VESTING OF RESTRICTED STOCK UNITS. Subject to the other provisions of this Agreement and the Plan, the RSUs shall vest as of the Vesting Date and shall become fully vested and subject to monetization upon the first to occur of: (i) a time at which the Company tenders for and successfully acquires the RSUs, (ii) the date of the closing of a transaction (or series of transactions) that results in a Change of Control as long as such transaction (or series of transactions) constitutes a “change in control event” as define in Section 409A of the Code and the regulations thereunder; or (iii) the first trading day that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the Company’s equity securities to the public on an established securities market (collectively, a “Qualifying Transaction”). If a Qualifying Transaction occurs prior to the Vesting Date above, the RSUs shall fully (100%) vest effective immediately prior to and contingent upon the Qualifying Transaction. Notwithstanding the foregoing, if the Grantee’s employment by the Company terminates for any reason prior to a Qualifying Transaction, such termination shall result in the immediate forfeiture and cancellation of the RSUs, which means the Grantee will not be entitled to any payment pursuant to this Agreement after the date of such termination.

5. PAYMENT FOR RESTRICTED STOCK UNITS. The Restricted Stock Units that vest pursuant to Section 3 of this Agreement, if any, will be paid to the Grantee in Stock within fifteen (15) business days after the closing of the Qualifying Transaction; provided that, in its sole discretion, the Board or its duly authorized delegate may elect to settle any vested Restricted Stock Unit in fully vested shares of Stock, cash, or a combination thereof with an aggregate value equal to the value, as of the date on which the closing of the Qualifying Transaction occurs, of the Stock that the Grantee would have received. For the avoidance of doubt, no payment will be made pursuant to this Agreement prior to the closing of a Qualifying Transaction.

6. NO PAYMENT UPON TERMINATION FOR CAUSE FOLLOWING QUALIFYING TRANSACTION. Notwithstanding anything in this Agreement to the contrary, no payment will be made pursuant to this Agreement if the Grantee’s employment is terminated for Cause after a Qualifying Transaction but prior to the date on which payment is made pursuant to Section 4, above.

7. SECURITIES ACT.

(a) Registration. The Company has the right, but not the obligation, to cause the issuance and sale of the Stock issued pursuant to this Agreement, if any, or the resale thereof, to be registered under the Securities Act.

(b) Condition on Delivery of Stock. The Company shall not be required to deliver any shares of Stock on settlement of this RSU if, in the opinion of counsel for the Company, the issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Company may require the Grantee, prior to or after the issuance of any Stock hereunder, to sign and deliver to the Company a written statement, in form and content acceptable to the Company in its sole discretion, that the Grantee: (i) shall not sell any of such Stock or any other Stock of the Company that the Grantee may then own or hereafter acquire except with the prior written approval of the Company, and (ii) shall comply with the Securities Act, the Exchange Act, and all other applicable federal and state securities laws or regulations.

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(c) Legends. In addition to any other legend that may be required by the Company from time to time or pursuant to applicable law, certificates representing any Stock shall bear a legend restricting the transferability of such Stock in substantially the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase, right of first refusal, and restrictions against transfers) contained in a Restricted Stock Unit Agreement between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination).

The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration.”

8. ACKNOWLEDGEMENTS AND REPRESENTATIONS OF GRANTEE. In connection with the delivery of any Stock, the Grantee hereby warrants and acknowledges the following:

(a) Further Limitations on Disposition. The Grantee understands and acknowledges that the RSUs and the shares of Stock subject to the RSUs are not registered under the Securities Act or any applicable state securities laws and may not be sold, assigned, transferred, or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement. Further, the Grantee agrees to make no sale, assignment, transfer or other disposition of all or any portion of the RSUs or related Stock unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or the Grantee has obtained an opinion of counsel satisfactory to the Company that such disposition does not require registration under the Securities Act. The Company may request a copy of any such opinion and, upon such request, the Grantee shall promptly provide such copy to the Company. The Company shall not be required to permit the Grantee’s proposed assignment, transfer or other disposition unless such opinion is satisfactory (in form and substance) to the Company, as determined by the Company in its sole discretion.

(b) Investment Representations. The Grantee hereby represents and warrants to the Company as follows: (i) the Grantee is acquiring the Stock, if any, for the Grantee’s own account for investment only, and not for the resale or with a view to the distribution thereof; (ii) the Grantee has had such an opportunity as the Grantee has deemed adequate to obtain from the Company such information as is necessary to permit the Grantee to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company; (iii) the Grantee is an employee or Consultant of the Company or one of its Affiliates and/or the Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Stock and to make an informed investment decision with respect to such acquisition; (iv) the Grantee can afford a complete loss of the value of the RSUs (and any related Stock) and is able to bear the economic risk of holding such Stock for an indefinite period; and (v) this Agreement constitutes the legal, valid and binding obligation of the Grantee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Grantee do not and shall not conflict with, violate, or cause a breach of any other agreement, contract or instrument to which the Grantee is a party or any judgment, order or decree to which the Grantee is subject.

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9. LOCKUP PROVISION; MARKET STAND-OFF AGREEMENT. The Grantee agrees that the Grantee will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Stock and ending on the date specified by the Company and the managing underwriter selected by the Company (such period not to exceed 180 days) or, if required by such underwriter and permitted by applicable law, such longer period of time as is necessary to accommodate regulatory restrictions: (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company held immediately prior to the effectiveness of the registration statement; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Stock or other securities of the Company, in cash or otherwise. The underwriters in connection with such registration are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Grantee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 8 or that are necessary to give further effect thereto.

10. RIGHTS OF GRANTEE. The Grantee shall have no rights as a stockholder of the Company with respect to the RSUs until actual shares of Stock are delivered to the Grantee pursuant to this Agreement. Subject to this Agreement, upon the delivery of Stock, the Grantee shall be considered the record owner of the Stock and shall be entitled to vote the Stock and receive any dividends and any other distributions declared and paid by the Company with respect to the Stock, provided and only to the extent that the Grantee actually holds such Stock as of the applicable record date for any such dividend. The Grantee acknowledges that the Company is under no duty to declare any such dividends or to make any such distributions.

11. CONTINUED SERVICE. This Agreement shall not be construed to confer upon the Grantee any right to continued employment or service with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Grantee’s employment or service at any time.

12. ADMINISTRATION. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

13. PLAN; ENTIRE AGREEMENT. This Agreement and all rights of the Grantee under this Agreement are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understood the Plan and this Agreement. This Agreement and the Plan constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof.

14. TAX WITHHOLDING; TAX ADVICE. As described in Section 13.3 of the Plan, the Company shall have the right to deduct or withhold from any payments made by the Company to the Grantee, or to require that the Grantee remit to the Company, an amount sufficient to satisfy any federal, state or local taxes of any kind as are required by law to be withheld with respect to the settlement of the RSUs granted hereunder. The Grantee hereby acknowledges that neither the Company nor any of its representatives has provided to the Grantee any tax-related advice with respect to the matters covered by this Agreement. The Grantee understands and acknowledges that the Grantee is solely responsible for obtaining his or her own tax advice with respect to the matters covered by this Agreement.

15. ADJUSTMENTS. The number of shares Stock subject to these RSUs shall be adjusted by the Committee as described in Section 11.1 of the Plan in the event of a change in the Company’s capital structure.

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16. AMENDMENT. Except as otherwise provided in the Plan, this Agreement may only be amended with the written approval of the Grantee and the Company. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

17. GOVERNING LAW. This Agreement, including the terms of Exhibit B, shall be construed in accordance with and governed by the laws of the State of Texas without regard to conflict of law principles that would require the application of any other law.

18. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

19. ASSIGNMENT BY THE COMPANY. The Company’s Right of First Refusal may be assigned in whole or in part to any stockholder(s) of the Company.

20. CLAWBACK. Pursuant to Section 10.1 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law, rules of any national securities exchange on which the Stock may be listed, or any policy of the Company. By accepting this Award, the Grantee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law, rules of any national securities exchange on which the Stock may be listed, or prescribed by any policy of the Company.

21. SHAREHOLDERS AGREEMENT; RESTRICTIVE COVENANTS; OTHER AGREEMENTS. If requested by the Company, the Grantee agrees to be bound by, comply with, and become a party to, any current shareholders agreement or stockholders agreement, voting agreement, investors’ rights agreement, or similar agreement adopted by the Company in the future. Similarly, by signing this Agreement, the Grantee consents to the confidentiality, non-competition, non-solicitation and similar provisions set forth in Exhibit B attached hereto.

22. SECTION 409A COMPLIANCE. Neither the time nor the schedule of the payment of the RSUs may be accelerated or subject to further deferral except as permitted pursuant to Section 409A of the Code and the applicable regulations. Payment of the RSUs may be delayed only in accordance with Section 409A of the Code and the applicable regulations and the Grantee may not make any election regarding the time or the form of the payment of the RSUs. This Agreement shall be administered in compliance with Section 409A or an exception thereto and each provision of this Agreement shall be interpreted, to the extent possible, to comply with Section 409A of the Code or an exception thereto. Nevertheless, the Company does not and cannot guarantee any particular tax effect or treatment of amounts due under this Agreement. Except for the Company’s responsibility to withhold applicable income and employment taxes, the Company will not be responsible for the payment of any applicable taxes on compensation paid or provided pursuant to this Agreement.

23. ACCEPTANCE. This Award must be accepted by the Grantee within a period of 30 days after the Grant Date by executing this Agreement. Subject to the Committee’s discretion, if the Award is not accepted within this time period, all RSUs purported to be granted hereunder will be immediately forfeited.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has signed this Agreement, in each case as of the day and year first written above.

BOXABL INC.

By:	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Its:	Chief Executive Officer

GRANTEE:

By:	/s/ Martin Costas
Name:	Martin Costas
Electronic e-mail Address:	XXX
Home Address:	XXX

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EXHIBIT A

Prior Grant Agreement Amendment

FIRST AMENDMENT TO THE

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

BOXABL INC. 2021 STOCK INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) is effective October 2, 2023 (the “Effective Date”), by Boxabl Inc., a Nevada corporation (the “Company”) and Martin Costas (“Grantee”), to amend the Restricted Stock Unit Agreement under the Boxabl Inc. 2021 Stock Incentive Plan (the “Grant Agreement,” and the plan, as amended from time to time, the “Plan”) dated October 2, 2023 between the Company and the Grantee (the “Prior Grant,” and the Restricted Stock Units referenced therein, the “RSUs”).

RECITALS

WHEREAS, any capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan;

WHEREAS, the Prior Grant was for 7,142,857 RSUs; however, there was not sufficient shares of Stock available under the Plan at the time the Prior Grant was approved by the Committee (as defined in the Plan) to cover 5,237,655 of the RSUs granted under the Prior Grant (the “Void RSUs”), and, consequently, the Void RSUs under the Prior Grant and the Grant Agreement with respect to the Void RSUs were null and void from their inception;

WHEREAS, pursuant to the authority provided under Section 3.1 of the Plan and effective on July 2, 2024, the Board duly delegated to the Compensation Committee of the Company (the “Committee”) the authority to administer the Plan; and

WHEREAS, pursuant to the authority under the Plan and the Action by Written Consent of the Compensation Committee, dated October 18, 2024, the Committee authorized the amendment of the Grant Agreement, effective as of the Effective Date, to reduce the number of RSUs specified in the Grant Agreement by the number of Void RSUs, as set forth below.

AMENDMENT

1.	The number of RSUs in the “No. of Shares Subject to Award” section of the Grant Agreement is hereby amended in its entirety to read, “1,905,202”.

2.	Any inconsistent provisions of the Grant Agreement shall be read consistent with this Amendment.

3.	Except as amended above, each and every other provision of the Grant Agreement shall remain in full force and effect without change or modification.

4.	By executing this Amendment, the Grantee acknowledges and agrees that the Void RSUs under the Prior Grant and the Grant Agreement with respect to the Void RSUs were null and void from their inception and that the Grantee has no rights and the Company has no obligations to the Grantee with respect to the Void RSUs under the Prior Grant and under the Grant Agreement with respect to the Void RSUs.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, effective as of the Effective Date set forth above.

BOXABL INC.

By:	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	CEO
Date:

GRANTEE

/s/ Martin Costas
Martin Costas
Date:	11/19/2024

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EXHIBIT B

Restrictive Covenant Agreement

In consideration of the Company’s entering into the attached Restricted Stock Unit Agreement and the Company’s obligations thereunder and other good and valuable consideration and as a condition to the receipt of the Restricted Stock Units pursuant to the Restricted Stock Unit Agreement, and as a necessary measure to protect the legitimate business interests of the Company, by signing the attached Restricted Stock Unit Agreement, the Grantee agrees to the following additional terms and conditions of this Restrictive Covenant Agreement (the “Agreement”):

1. Confidential Information Defined.

1.1 The Grantee understands and acknowledges that his employment by the Company creates a relationship of confidence and trust with respect to the Company’s Confidential Information and that the Company has a protectable interest therein. For purposes of this Exhibit A, “Confidential Information” includes, but is not limited to, all of the Company’s (or the Company’s affiliated entities, officers, directors, employees, stockholders, representatives or agents hereinafter the “Company Group”) information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company Group in confidence.

The Grantee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Grantee understands and agrees that Confidential Information includes information developed by the Grantee in the course of his employment by the Company as if the Company furnished the same Confidential Information to the Grantee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Grantee; provided that, such disclosure is through no direct or indirect fault of the Grantee or person(s) acting on the Grantee’s behalf.

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1.2 Company Creation and Use of Confidential Information; Disclosure and Use Restrictions.

The Grantee understands and acknowledges that the Company Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of modular building construction. The Grantee understands and acknowledges that as a result of these efforts, the Company Group has created, and continues to use and create Confidential Information. This Confidential Information provides the Company Group with a competitive advantage over others in the marketplace.

The Grantee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group except as required in the performance of the Grantee’s authorized employment duties to the Company or with the prior consent of the CEO acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company Group, except as required in the performance of the Grantee’s authorized employment duties to the Company or with the prior consent of CEO acting on behalf of the Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Further, the Grantee hereby assigns to the Company Group any rights the Grantee may have or acquire in such Confidential Information and recognizes that all Confidential Information will be the sole and exclusive property of the Company Group. Notwithstanding the foregoing, it is understood that, at all such times, the Grantee is free to use information which was known to the Grantee prior to the Grantee’s affiliation with the Company or which is generally known in the trade or industry through no direct or indirect breach of this Agreement or other act or omission by the Grantee. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Grantee shall promptly provide written notice of any such order to CEO. Further, nothing herein will limit the Grantee’s right to discuss his employment or report possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of his employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure.

The Grantee agrees not to improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom the Grantee has an obligation of confidentiality, and the Grantee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Grantee has an obligation of confidentiality unless consented to in writing by that former employer or person.

1.3 Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Exhibit A:

(i) The Grantee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

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(ii) If the Grantee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Grantee may disclose the Company’s trade secrets to the Grantee’s attorney and use the trade secret information in the court proceeding if the Grantee: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

The Grantee understands and acknowledges that his obligations under this Exhibit A with regard to any particular Confidential Information shall commence immediately upon the Grantee first having access to such Confidential Information (whether before or after the Grantee begins employment by the Company) and shall continue during and after his employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Grantee’s breach of this Exhibit A or breach by those acting in concert with the Grantee or on the Grantee’s behalf.

2. Restrictive Covenants.

2.1 Acknowledgement. The Grantee understands that the nature of the Grantee’s position gives the Grantee access to and knowledge of Confidential Information and places the Grantee in a position of trust and confidence with the Company Group. The Grantee understands and acknowledges that the intellectual or artistic services the Grantee provides to the Company Group are unique, special, or extraordinary because of the specialty business area and specialized knowledge. The Grantee further understands and acknowledges that the Company Group’s ability to reserve these for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group, and that improper use or disclosure by the Grantee is likely to result in unfair or unlawful competitive activity.

2.2 Non-Competition. Because of the Company Group’s legitimate business interest as described herein and the good and valuable consideration offered to the Grantee, during the term of employment and for the one (1) year, to run consecutively, beginning on the last day of the Grantee’s employment with the Company, for any reason or no reason and whether employment is terminated at the option of the Grantee or the Company, the Grantee agrees and covenants not to engage in Prohibited Activity within (a) all counties in the State of Texas; (b) all other states of the United States of America from which the Company derived revenue or conducted business with which the Grantee was involved at any time during the term of employment; and (c) any other countries from which the Company derived revenue or conducted business with which the Grantee was involved at any time during the term of employment. For purposes of this Section 2, “Prohibited Activity” is activity in which the Grantee contributes his knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, employee, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Company Group, including those engaged in the business of modular building construction. Prohibited Activity also includes activity that may require or inevitably requires disclosure of trade secrets, proprietary information, or Confidential Information. Nothing herein shall prohibit the Grantee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Grantee is not a controlling person of, or a member of a group that controls, such corporation..

2.3 Non-Solicitation of Employees, Consultants, and Independent Contractors. The Grantee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or other relationship with the Company of any person known to the Grantee to be an employee, consultant, or independent contractor of the Company Group for one (1) year, to run consecutively, beginning on the last day of the Grantee’s employment with the Company.

2.4 Non-Solicitation of Customers. The Grantee understands and acknowledges that because of the Grantee’s experience with and relationship to the Company Group, the Grantee will have access to and learn about much or all of the Company Group’s customer information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales or services. The Grantee understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. The Grantee agrees and covenants, for one (1) year, to run consecutively, beginning on the last day of the Grantee’s employment with the Company, not to directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact, or meet with the Company’s current, former or prospective customers with whom the Grantee had material contact in the previous 12 months for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

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3. Non-Disparagement. The Grantee agrees and covenants that the Grantee will not at any time make, publish or communicate, directly or indirectly, to any person or entity or in any public forum any remarks, comments, or statements that disparage or damage the reputation, goodwill, or standing in the community of the Company Group or its employees, officers, directors, managers, equityholders, products or services, or their prospective customers, suppliers, investors or other associated third parties. This Section 3 does not prohibit the Grantee from (i) responding truthfully to subpoenas or other similar forms of legal process as issued by a court of law or governmental entity having jurisdiction over the matter or responding truthfully to any inquiry initiated and made by any governmental entity having authority to initiate and make an inquiry, in each case after reasonable consultation with legal counsel; (ii) reporting violations of applicable law; (iii) engaging in protected concerted activity or other conduct which by applicable law cannot be subject to such a covenant not to disparage; (iv) making any statements or communications that are internal to the Company; or (v) exercising or enforcing the Grantee’s rights under, or otherwise in connection with any claims by or against any the Grantee relating to this Agreement.

4. Reasonableness of Restrictions.

4.1 The Grantee acknowledges and agrees that the services to be rendered by the Grantee to the Company are of a special and unique character; that the Grantee will obtain knowledge and skill relevant to the Company’s industry, methods of doing business and marketing strategies by virtue of the Grantee’s employment; and that the restrictive covenants and other terms and conditions of this Exhibit A are reasonable and reasonably necessary to protect the legitimate business interest of the Company Group.

4.2 The Grantee agrees that the Grantee has read this entire Agreement and understands it. Grantee agrees that this Agreement does not prevent him from earning a living or pursuing my career. The Grantee agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company’s legitimate business interests. The Grantee represents and agrees that the Grantee is entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.

4.3 In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, the Grantee and the Company agree that the court will read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

4.4 If the court declines to enforce this Agreement in the manner provided in Section 4.3, the Company and the Grantee agree that this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law, and the Grantee agrees to be bound by this Agreement as modified.

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5. Remedies. In the event of a breach or threatened breach by the Grantee of this Exhibit A, the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. The Grantee agrees that if the Company is successful in whole or in part in any legal or equitable action against him under this Agreement, the Company will be entitled to payment of all costs, including reasonable attorney’s fees, from the Grantee.

6. Proprietary Rights.

6.1 Work Product. The Grantee acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by the Grantee individually or jointly with others during the period of his employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by the Grantee for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

For purposes of this Exhibit A, Work Product also includes, but is not limited to, Company Group information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

6.2 Work Made for Hire; Assignment. The Grantee acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, the Grantee hereby irrevocably assigns to the Company, for no additional consideration, the Grantee’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Exhibit A shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Exhibit A.

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6.3 Further Assurances; Power of Attorney. During and after his employment, the Grantee agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. The Grantee hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on the Grantee’s behalf in his name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Grantee does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Grantee’s subsequent incapacity.

6.4 No License. The Grantee understands that this Exhibit A does not, and shall not be construed to, grant the Grantee any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to the Grantee by the Company.

7. General Provisions.

7.1 Successors and Assigns. This Agreement is for the Grantee’s benefit and the benefit of the Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives.

7.2 Survival. This Agreement will survive the termination of the Grantee’s employment, regardless of the reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee.

7.3 Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

7.4 Advice of Counsel. THE GRANTEE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, THE GRANTEE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT.

7.5 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged.

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The Grantee has read this Agreement carefully and understands its terms.

GRANTEE:

By:	/s/ Martin Costas
Name:	Martin Costas
Electronic e-mail Address: XXX
Home Address:	XXX

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